As filed with the Securities and Exchange Commission on September 27, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0357827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Illinois St.

San Francisco, CA 94158

(415) 978-1200

(Address of principal executive offices)

1999 Stock Plan

2005 Stock Plan

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Thomas B. Neff

Chief Executive Officer

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(415) 978-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen Sato Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share
— 2014 Equity Incentive Plan	2,479,403 (2)	$21.48	$53,257,576.44	$5,363.04
— 2014 Employee Stock Purchase Plan	619,850 (2)	$21.48	$13,314,378.00	$1,340.76
Total	3,099,253 (2)		$66,571,954.44	$6,703.80

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents additional shares of Registrant’s common stock reserved for future issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”) and the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of the automatic increase provisions of the 2014 EIP and 2014 ESPP.

(3)	Estimated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on September 21, 2016.

EXPLANATORY NOTE

FibroGen, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 2,479,403 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the 2014 EIP, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on November 18, 2014 (File No. 333-200348) (the “Prior Form S-8”) and (b) an additional 619,850 shares of its Common Stock, issuable to eligible persons under the 2014 ESPP, which Common Stock is in addition to the shares of Common Stock registered on the Prior Form S-8.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference and made a part hereof.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as presently in effect.
4.2(2)	Amended and Restated Bylaws of the Registrant, as presently in effect.
4.3(3)	Form of Common Stock Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.
99.1(4)	FibroGen, Inc. 2014 Equity Incentive Plan, and forms of agreement thereunder.
99.2(5)	FibroGen, Inc. 2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2014 and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 23, 2014 and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014 and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014 and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th day of September, 2016.

FIBROGEN, INC.

By: /S/ THOMAS B. NEFF

        Name: Thomas B. Neff

        Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas B. Neff and Pat Cotroneo, jointly and severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS B. NEFF Thomas B. Neff	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 27, 2016

/S/ PAT COTRONEO Pat Cotroneo	Vice President, Finance, and Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2016

/S/ JEFFREY L. EDWARDS Jeffrey L. Edwards	Director	September 14, 2016

/S/ JEFFREY W. HENDERSON Jeffrey W. Henderson	Director	September 14, 2016

/S/ THOMAS F. KEARNS Thomas F. Kearns	Director	September 14, 2016

/S/ KALEVI KURKIJÄRVI, PH.D. Kalevi Kurkijärvi, Ph.D.	Director	September 14, 2016

/S/ RORY B. RIGGS Rory B. Riggs	Director	September 14, 2016

/S/ ROBERT PEDRO ROSENKRANZ, PH.D. M.B.A. Robert Pedro Rosenkranz, Ph.D. M.B.A.	Director	September 14, 2016

/S/ JORMA ROUTTI, PH.D. Jorma Routti, Ph.D.	Director	September 14, 2016

/S/ JAMES A. SCHOENECK James A. Schoeneck	Director	September 14, 2016

/S/ JULIAN N. STERN Julian N. Stern	Director	September 14, 2016

/S/ TOSHINARI TAMURA, PH.D. Toshinari Tamura, Ph.D.	Director	September 14 , 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as presently in effect.
4.2(2)	Amended and Restated Bylaws of the Registrant, as presently in effect.
4.3(3)	Form of Common Stock Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.
99.1(4)	FibroGen, Inc. 2014 Equity Incentive Plan, and forms of agreement thereunder.
99.2(5)	FibroGen, Inc. 2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2014 and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 23, 2014 and incorporated by reference herein.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014 and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014 and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014 and incorporated by reference herein.